UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01          Changes in Registrant's Certifying Accountant.

As reported in Macatawa Bank Corporation's (the "Company") Current Report on Form 8-K filed on May 21, 2010, as amended, on May 18, 2010, the Company's Audit Committee selected and appointed BDO Seidman, LLP ("BDO Seidman") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. On May 20, 2010, the Company's Board of Directors ratified and approved the Audit Committee's selection and appointment of BDO Seidman as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The selection and appointment of BDO Seidman followed a request for proposals process conducted by the Company during 2009 and 2010. The selection and appointment of BDO Seidman was recommended and approved by the Company's Audit Committee, which is comprised entirely of independent directors.

The formal engagement of BDO Seidman as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 remained subject to completion of BDO Seidman's client intake procedures. Those procedures have been completed. On July 12, 2010, the Company engaged BDO Seidman as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, by entering into an agreement to provide audit services.

During the two years ended December 31, 2009 and through July 12, 2010, the Company did not consult with BDO Seidman regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2010	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer